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                                                      EXHIBIT 23.2


                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 20, 1997 with respect to the financial statements of Hewitt-Robins Conveyor Components, and March 7, 1997, with respect to the financial statements of Continental Global Group, Inc., in the Amendment No. 2 to the Registration Statement (Form S-4 No. 333-27665) and related Prospectus of Continental Global Group, Inc. for the registration of $120,000,000 of 11% Series B Senior Notes.





                                                ERNST & YOUNG LLP


Cleveland, Ohio

July 29, 1997